Exhibit 3.2

BY-LAWS

OF

PRIORITY SOFTWARE, INC.

A Nevada corporation
(the "Corporation")

ARTICLE I
OFFICES

Offices. The registered office of the Corporation is located in the city and state designated by the Corporation in its Articles of Incorporation.  The Corporation may also maintain offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1.   Annual Meetings.  A meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 10 A.M. on the third Friday of April, or at such other time on such other day as shall be fixed by resolution of the Board of Directors.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2.   Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, or by the President and shall be called by the Secretary at the request of the holders of not less than fifty-one percent of all issued and outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3.   Place of Meetings.  The annual meeting of the stockholders of the Corporation shall be held at the general offices of the Corporation, or at such other place in the United States as may be stated in the notice of the meeting.  All other meetings of the stockholders shall be held at such places within or without the State of Nevada as shall be stated in the notice of the meeting.

SECTION 4.   Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the Corporation.  Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5.   Quorum.  At any meeting of the stockholders the holders of record of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series of class of stock shall be entitled, voting as a class, to elect  Directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

SECTION 6.   Organization.  At each meeting of the stockholders, the Chairman of the Board, or if he so designates or is absent, the President, shall act as Chairman of the meeting. In the absence of both the Chairman of the Board and the President, such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote at the meeting, shall act as Chairman of the meeting.

The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 7.   Voting.  Unless otherwise provided in the Articles of Incorporation or a resolution of the Board of Directors creating a series of stock, and designating the rights thereto, at each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the Corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given.  Shares of its own capital stock belonging to the Corporation, or to another Corporation if a majority of the shares entitled to vote in he election of directors of such other Corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

At all meetings of stockholders for the election of Directors the voting shall be by ballot, and the persons having the greatest number of votes shall be deemed and declared elected. All other elections and questions submitted to a vote of the stockholders shall, unless otherwise provided by law or the Articles of Incorporation, be decided by the affirmative vote of the majority of shares which are present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

SECTION 8.   Inspectors.  Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not directors, candidates for directors or officers of the Corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

SECTION 9.   List of Stockholders.  The Secretary or other officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 10.   Business at Meetings of Stockholders.

(a)  General.  The business to be conducted at any meeting of stockholders of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in this Article and Article X of these By-laws.

(b)  Notification of Stockholder Business.  At any special meeting of stockholders only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters included pursuant to Rule 14a-8 of the Securities and Exchange Commission, (ii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the elections of directors generally, and (b) constitute a proper subject to be brought before the meeting. In addition to any other applicable requirements, for business (other than the election of directors) to be otherwise properly brought before an annual meeting by a stockholder, the business must be a proper matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be addressed to and received at the principal executive offices of the Corporation, not more than 150 days and not less than 60 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and of each beneficial owner on behalf of which the stockholder is acting, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any such beneficial owner, (iv) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) any material interest of the stockholder and of any such beneficial owner in such business; and (vi) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10 of Article II, provided, however, that nothing in this Section 10 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of an annual or special meeting shall have the power and duty to determine and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 of Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1.   Number, Qualification and Term of Office.  The business, property and affairs of the Corporation shall be managed by a Board consisting of not less than two or more than nine Directors, except as otherwise provided by statute.  The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board.  At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year.   Each Director shall serve until his successor is elected and shall qualify.

SECTION 2.   Vacancies.    Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

SECTION 3.   Resignations.  Any Director may resign at any time upon written notice to the Secretary of the Corporation.  Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.  When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

SECTION 4.   Removals.  Any Director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the Corporation entitled to vote for the election of Directors, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

SECTION 5.   Place of Meetings; Books and Records.  The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Nevada as the Board from time to time may determine.

The Board of Directors, subject to the provisions of applicable law, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Nevada as, from time to time, may be designated by the Board of Directors.

SECTION 6.   Annual Meeting of the Board.  The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the newly elected Directors.

SECTION 7.   Regular Meetings.  The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable.  Notice of regular meetings need not be given.

SECTION 8.   Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances.  Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally.  The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof.  Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 9.   Quorum and Manner of Acting.  Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present.  Notice of any such adjourned meeting need not be given.

SECTION  10.   Chairman of the Board.   A Chairman of the Board shall be elected by the Board of Directors from among its members for a prescribed term and may, or may not be, at the discretion of the Board of Directors, an employee or an officer of the Corporation.  If the Chairman is neither an employee nor an officer of the Corporation he may be designated "non-executive."  The Chairman of the Board shall perform such duties as shall be prescribed by the Board of Directors and, when present, shall preside at all meetings of the stockholders and the Board of Directors.  In the absence or disability of the Chairman of the Board, the Board of Directors shall designate a member of the Board to serve as Chairman of the Board and such designated Board Member shall have the powers and perform the duties of the office; provided, however, that if the Chairman of the Board shall so designate or shall be absent from a meeting of stockholders, the President shall preside at such meeting of stockholders.

SECTION  11.   Organization.  At every meeting of the Board of Directors, the Chairman of the Board or, in his absence the President or, if both of these individuals are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting.  The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION  12.   Consent of Directors in Lieu of Meeting.  Unless otherwise restricted by the Articles of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if a majority of members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION  13.   Telephonic Meetings.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting.

SECTION  14.   Compensation.  Each Director who is not a full-time salaried officer of the Corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof.

SECTION 15.   Committees.

(a)  Establishment.  The Board of Directors may, by resolution adopted by a majority of the whole board, establish one or more committees, each committee to consist of one or more directors.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(b)  Powers.  Each committee, to the extent provided in the resolution and charter establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation of the Corporation recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

(c)  Committee Procedures.  The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee or other committee of the board.

ARTICLE IV
OFFICERS

SECTION 1.   Number.  The officers of the Corporation shall be a President, Secretary, and Treasurer, each of which officers shall be elected by the Board of Directors, and such other officers as the Board of Directors may determine, in its discretion, to elect.  Any number of offices may be held by the same person.  Any officer may hold such additional title descriptions or qualifiers such as "Chief Executive Officer", "Chief Operating Officer", “Chief Financial Officer”, "Senior Vice President", "Executive Vice President" or "Assistant Secretary" or such other title as the Board of Directors shall determine.

SECTION 2.   Election, Term of Office and Qualifications.  The officers of the Corporation shall be elected annually by the Board of Directors.  Each officer elected by the Board of Directors shall hold office until his successor shall have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided.

SECTION 3.   Resignations.   Any officer may resign at any time upon written notice to the Secretary of the Corporation.  Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

SECTION 4.   Removals.  Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors at a regular meeting or special meeting of the Board.  Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

SECTION 5.   Vacancies.  Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

SECTION 6.   Compensation of Officers.  The compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the President when so authorized by the Board of Directors or these By-Laws.

SECTION  7.   President and Chief Executive Officer.  The President shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board of Directors, the general executive responsibility for the management and direction of the business and affairs of the Corporation, and the general supervision of its officers, employees and agents;  have the power to appoint any and all officers, employees and agents of the Corporation not required by these By-Laws to be elected by the Board of Directors or not otherwise elected by the Board of Directors in its discretion;  have the power to accept the resignation of or to discharge any and all officers, employees and agents of the Corporation not elected by the Board of Directors;  shall execute all papers and documents to which his signature may be necessary or appropriate and shall have such other powers and duties as shall devolve upon the chief executive officer of a Corporation; and such further powers and duties as may be prescribed for him by the Board of Directors.

SECTION  8.   Secretary.   The Secretary shall record the proceedings of the meetings of the stockholders and directors, in one or more books kept for that purpose; see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; have charge of the corporate records and of the seal of the Corporation; affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the By-Laws; keep a register of the post office address of each stockholder, director or member, sign with the Chairman of the Board or President certificates for shares of stock of the Corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors;   have general charge of the stock transfer books of the Corporation; and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned  by the Board of Directors, the Chairman of the Board or the President.

SECTION  9.   Treasurer.   The Treasurer shall have the responsibility for the custody and safekeeping of all funds of the Corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the Corporation and deposit the same in the name and to the credit of the Corporation in such banks or depositories as the Board of Directors shall approve; endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; shall sign or countersign all notes, endorsements, guaranties and acceptances made on behalf of the Corporation when and as directed by the Board of Directors; give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require;  have the responsibility for the custody and safekeeping of all securities of the Corporation; and in general have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors or  delegated  by  the President.

SECTION  10.   Absence or Disability of Officers.  In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled.  The Board of Directors may also delegate this power to a committee or to a senior corporate officer.

ARTICLE V
STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1.   Stock Certificate.  Except as otherwise permitted by law, the Articles of Incorporation or resolution or resolutions of the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation.  Any and all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2.   Transfer of Stock.  Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duty authorized, and on surrender of the certificate or certificates for such shares.  A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3.   Transfer Agent and Registrar.   The Corporation shall at all times maintain a transfer agent designated by the Board of Directors (who shall have custody, subject to the direction of the Secretary, of the original stock ledger and stock records of the Corporation), where the shares of the capital stock of the Corporation of each class shall be transferable, and where its stock of each class shall be registered.  The Corporation may, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board shall determine, one or more additional transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of capital stock of the Corporation of any class or classes shall be transferable and where such shares of stock of any class or classes shall be registered.  Except as otherwise provided by resolution of the Board of Directors in respect of temporary certificates, no certificates for shares of capital stock of the Corporation shall be valid unless countersigned by a transfer agent and registered by a registrant authorized as aforesaid.

SECTION 4.   Additional Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 5.   Lost, Destroyed or Mutilated Certificates.   The Board of Directors may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated or destroyed, or alleged to be lost, stolen, mutilated or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

SECTION 6.   Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI
DIVIDENDS, SURPLUS, ETC.

Except as otherwise provided by statute or the Articles of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable.  Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

ARTICLE VII
SEAL

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January of each year.

ARTICLE IX
INDEMNIFICATION

SECTION 1.   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent,  shall be indemnified and held harmless by the Corporation to the full extent authorized by the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof)  was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Nevada Revised Statutes requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan)  shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be  determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise.

SECTION 2.   Right of Indemnitee to Bring Suit.  If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit.  The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

SECTION 3.   Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.   Insurance, Contracts and Funding.   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada Revised Statues.  The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 5.   Definition of Director and Officer.  Any person who is or was serving as a director of a wholly owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a director or officer of the Corporation entitled to indemnification under this Article.

SECTION 6.   Indemnification of Employees and Agents of the Corporation.  The Corporation may, by action of its Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effects as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X
NOMINATIONS OF DIRECTOR CANDIDATES

SECTION 1.   General.   Nomination of candidates for election as directors of the Corporation at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting.

SECTION 2.   Nominations by Board of Directors.  Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting.  At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a director.

SECTION 3.   Nominations by Stockholder.  Any stockholder who intends to make a nomination at the annual meeting of stockholders shall deliver a notice addressed to the Secretary of the Corporation and received at the principal executive offices of the Corporation in compliance with the timeliness requirements applicable to a stockholder's notice under Article II, Section 10 of these By-Laws and setting forth (a) as to each nominee whom the stockholder proposes to nominate for  election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of the nomination; provided, however, that in the event that an Election Meeting is called that is not the annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or public disclosure of such date was made, whichever first occurs.  Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

SECTION 4.   Substitute Nominees.   In the event that a person is validly designated as a nominee in accordance with Section 2 or Section 3 of this Article X and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

SECTION 5.   Void Nominations.  If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

ARTICLE XI
AMENDMENTS

These By-laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the Board of Directors.